Exhibit 99.1

Press Release – For Immediate Release

October 26, 2005

Contact:

Penns Woods Bancorp, Inc.

Mr. Ronald A. Walko

President and Chief Executive Officer

115 South Main Street

Jersey Shore, PA 17740

570-322-1111

PENNS WOODS BANCORP, INC. ANNOUNCES STOCK SPLIT

Jersey Shore, PA – Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc., (NASDAQ:PWOD) has announced that the Company’s Board of Directors approved a 6 for 5 stock split on October 25, 2005.  The split will increase shares outstanding by 20% or approximately 663,917 shares. Total outstanding shares after the split will total approximately 3,983,506.  The split is payable November 18, 2005 to shareholders of record November 4, 2005.  Cash will be paid in lieu of fractional shares.

Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc., stated that, “Over the years Penns Woods Bancorp, Inc. has been recognized as one of the top performing community banks in the country.  We feel that the stock split will provide additional shareholder value, while increasing the attractiveness of the stock.”

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.